As filed with the Securities and Exchange Commission on February 10, 1997
Registration No. 333-_____________

	    SECURITIES AND EXCHANGE COMMISSION
		 WASHINGTON, D.C. 20549


			 FORM S-8

	      REGISTRATION STATEMENT UNDER
	       THE SECURITIES ACT OF 1933


	    BUTTON GWINNETT FINANCIAL CORPORATION
       (Exact name of Registrant as specified in its charter)

	 Georgia                               58-1766331
(State or other jurisdiction of                (I.R.S. Employer
incorporation or organization)                Identification No.)

	2230 Scenic Highway, Snellville, Georgia  30278
     (Address of principal executive offices and zip code)

	    Button Gwinnett Financial Corp.
	      1993 Stock Incentive Plan
	       (Full Title of the Plan)

		Kathryn L. Knudson, Esq.
	  Powell, Goldstein, Frazer & Murphy LLP
	  191 Peachtree Street, N.E., 16th Floor
		  Atlanta, Georgia 30303
	    (Name and address of agent for service)

		       (404)  572-6600
   (Telephone number, including area code, of agent for service)

		 CALCULATION OF REGISTRATION FEE


			   Proposed    Proposed
Title of                   Maximum     Maximum
Securities     Amount      Offering    Aggregate        Amount of
to be          to be       Price       Offering      Registration
Registered     Registered  Per Share   Price                 Fee
Common
Stock, $0.01   250,000    $14.52 (2)   $3,630,000 (3) $1,100
par value      shares(1)

<F1>
(1) Representing shares to be issued and sold by the Registrant upon the exercise of options granted or to be granted under the Button Gwinnett Financial Corporation 1993 Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.
<F2>

(2) The book value of the Registrant's Common Stock as of December 31, 1996.

<F3>
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule
457(h)(1) under the Securities Act of 1933, as amended.


PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of the Instructions to the Registration Statement on Form S-8 will be sent or given to employees of the Registrant as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act").

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

       The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995 (File No. 0-24008);

       The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996 (File No. 0-24008);

     (3) The Registrant's Quarterly Report on Form 10-QSB, for the quarter ended June 30, 1996 (File No. 0-24008); and

     (4) The Registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 (File No. 0-24008).

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 6.   Indemnification of Directors and Officers.

     The Registrant's Bylaws provide that directors, and officers of the Registrant be indemnified by the Registrant against all actual and reasonable expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant to the extent that such person has been successful on the merits or otherwise. The Registrant may indemnify directors and officers if he or she acted in good faith or in a manner that he or she believed in good faith to be in or not opposed to the best interest of the corporation; provided that directors and officers will not be entitled to indemnification if he or she is adjudged liable to the corporation, or in connection with any other proceeding in which he or she was adjudged liable on the basis that personal benefit was improperly received by such person.

     The Registrant's Restated and Amended Articles of Incorporation provide that directors of the Registrant will not be personally liable for monetary damages to the Registrant or its shareholders for breaches of their fiduciary duty as directors, except for (i) any appropriation, in violation of a director's duties, of any business opportunity of the Registrant;
(ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth on Section 14-2-832, or any successor section thereto, of the Official Code of Georgia Annotated (pertaining to unlawful distributions); or (iv) any transaction from which a director derives an improper material tangible personal benefit.

     Subject to certain conditions set forth in the Plan, directors and committee members administering the Plan shall not be liable for any action or determination made in good faith by the Board of Directors or the Committee with respect to the Plan or any incentive award issued thereunder. Indemnification will be available to directors except for those proceedings where the director is judged to be liable to the corporation or on the basis that personal benefit was improperly received.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 8.  Exhibits.

     The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-B:

Exhibit
  No.                  Description

4(a) Restated and Amended Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form 10-KSB for the fiscal year ended December 31, 1993 previously filed with the Securities and Exchange Commission
	(File No. 33-51246).

4(b) Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form
	10-KSB for the fiscal year ended December 31, 1993, previously filed with the Securities and Exchange
	Commission) (File No. 33-51246).

5       Opinion of Counsel, Powell, Goldstein, Frazer &
	Murphy, with respect to the securities being registered.

23(a)   Consent of counsel (included in Exhibit 5).

23(b)   Consent of Mauldin & Jenkins, independent auditors.

24. Power of Attorney (see signature pages to this Registration Statement).


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lawrenceville, State of Georgia, on this the 10th day of February, 1997.

		      BUTTON GWINNETT FINANCIAL CORPORATION


		By:
		   Glenn S. White
		   President


POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Glenn S. White and Andrew R. Pourchier as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or their substitutes, could lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on February 10, 1997 by the following persons in the capacities indicated.


			       Director
David R. Bowen


			       Director
Robert A. Bradshaw


			       Director
James F. Brannan, Jr.


/s/ James R. Brown             Director
James R. Brown


/s/ W. Emmett Clower           Director
W. Emmett Clower


			       Director
Jean A. Coppage


			       Director
Edwin F. Forrest


/s/ David G. Hanna             Director
David G. Hanna


/s/ J. Richard Norton, Sr.     Director
J. Richard Norton, Sr.


/s/ Andrew R. Pourchier        Vice President/Director
Andrew R. Pourchier            (Principal Financial and
				Accounting Officer)


/s/ John D. Stephens          Chairman of the Board/Director
John D. Stephens


/s/ Judy A. Waters            Director
Judy A. Waters


/s/ Warren O. Wheeler         Director
Warren O. Wheeler


/s/ Glenn S. White            President/Director
Glenn S. White                (Principal Executive Officer)


			      Director
Bobby W. Williams


			    EXHIBIT INDEX

Exhibit
  No.                  Description

4(a)* Restated and Amended Articles of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Form 10-KSB for the fiscal year ended December 31, 1993 previously filed with the Securities and Exchange Commission (File No. 33-51246).

4(b)* Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Form 10-KSB for the fiscal year ended December 31, 1993, previously filed with the Securities and Exchange Commission) (File No. 33-51246).

5          Opinion of Counsel, Powell, Goldstein, Frazer &
	   Murphy, with respect to the securities being registered (included in Exhibit 23.a)

23(a)      Consent of counsel (included in Exhibit 5).

23(b)      Consent of Mauldin & Jenkins, independent auditors.

24.        Power of Attorney (see signature pages of this Registration
	   Statement).


* Indicates exhibit incorporated herein by reference to another public filing.

	      [POWELL, GOLDSTEIN, FRAZER & MURPHY LETTERHEAD]
				 Exhibit 5


February 10, 1997




Button Gwinnett Financial Corporation
2230 Scenic Highway
Snellville, Georgia  30278

     Re:  Registration Statement on Form S-8
	  Button Gwinnett Financial Corp.
	  1993 Stock Incentive Plan

Ladies and Gentlemen:

     We have served as counsel for Button Gwinnett Financial Corporation, a Georgia corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), of an aggregate of 250,000 shares (the "Shares") of common stock, $.01 par value, of the Company, to be issued and sold by the Company upon the exercise of options granted to selected officers and employees of the Company and its subsidiaries pursuant to the 1993 Button Gwinnett Financial Corporation Stock Incentive Plan (the "Plan").

     We have examined and are familiar with originals or copies (certified, photostatic or otherwise identified to our satisfaction) of such documents, corporate records and other instruments relating to the incorporation of the Company and the authorization of the grants of stock options pursuant to the Plan as we have deemed necessary and advisable. In such examinations, we have assumed the genuineness of all signatures on all originals and copies of documents we have examined, the authenticity of all documents submitted to us as originals and the conformity to original documents of all certified, conformed or photostatic copies. As to questions of fact material and relevant to our opinion, we have relied upon certificates or representations of Company officials and of appropriate governmental officials.

     We express no opinion as to matters under or involving the laws of any jurisdiction other than the corporate law of the State of Georgia.

     Based upon and subject to the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

       The Shares have been duly authorized; and

       Upon the issuance and delivery of the Shares pursuant to the exercise of options and payment therefor as provided in the Plan and as contemplated by the Registration Statement, such Shares will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

			     Very truly yours,

			     /s/

			     POWELL, GOLDSTEIN, FRAZER & MURPHY LLP